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EXHIBIT 4.1

STEWART & STEVENSON SERVICES, INC.

AMENDED AND RESTATED
1996 DIRECTOR STOCK PLAN

April 8, 2002

STEWART & STEVENSON SERVICES, INC.
AMENDED AND RESTATED 1996 DIRECTOR STOCK PLAN

ARTICLE I. PURPOSE

        The purpose of this Amended and Restated 1996 Director Stock Plan (the "Plan") of Stewart & Stevenson Services, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's continued progress, to provide them with a further incentive to continue as directors of the Company, and to increase the value of the Company.

ARTICLE II. ELIGIBILITY

        Each director of the Company is eligible to participate in the Plan, unless he or she is an officer or employee of the Company or any subsidiary of the Company ("Eligible Director").

ARTICLE III. STOCK SUBJECT TO THE PLAN

        The total number of the Company's authorized but unissued shares of common stock, without par value, ("Stock") with respect to which Director Stock Awards and options may be granted shall not exceed in the aggregate 350,000 shares. The class and aggregate number of shares of Stock that may be subject to Director Stock Awards and options granted under the Plan shall be subject to adjustment in accordance with Article IX. In connection with the issuance of shares of Stock under the Plan, the Company may utilize treasury shares or authorized but unissued shares. If any Director Stock Award or option under the Plan shall expire or terminate for any reason without having been exercised in full or if any Director Stock Award or option shall be forfeited, the shares subject to the unexercised or forfeited portion of such award or option shall again be available for purposes of the Plan.

ARTICLE IV. DIRECTOR STOCK AWARDS

        On the date of each annual meeting of the Company's shareholders ("Annual Meeting") after the Effective Date (within the meaning of Article X), the Company will, without cost to the grantee and without the exercise of the discretion of any person or persons, award and issue to each Eligible Director who is elected to serve a term as a director at each such meeting and to each Eligible Director who is serving as a director for a term that continues after such meeting, that number of shares of Stock (rounded down to the nearest whole share) determined by dividing (i) the sum of $15,000 by (ii) the fair market value (as determined in Article VII) of a share of Stock on the date of such meeting. If an Eligible Director is elected or appointed to serve a term as a director on a date other than the date of the Company's Annual Meeting and has not otherwise received a Director Stock Award for such year, the Company will, without cost to the grantee and without the exercise of the discretion of any person or persons, award and issue to such Eligible Director a prorated Director Stock Award equal to the product of (X) the quotient of $15,000 divided by the fair market value (as determined in Article VII) of a share of Stock on the date of such election or appointment, multiplied by (Y) the quotient of the number of days remaining until the Company's next Annual Meeting divided by 365 days. With respect to each Director Stock Award, the Eligible Director shall pay to the Company all amounts, if any, that the Company is required to collect and remit to the Internal Revenue Service or any other taxing authority as a result of such award.

ARTICLE V. TERMS, CONDITIONS AND FORM OF OPTIONS

        Each option granted under this Plan shall be evidenced by a written agreement that shall be subject to the following terms and conditions:

        Section 5.1    Non-Statutory Stock Options.    All options granted under the Plan shall be nonstatutory options, not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as may be further amended from time to time (the "Code").

        Section 5.2    Option Grant Dates.    On the date of each Annual Meeting after the Effective Date of the Plan, the Company will, without cost to the grantee and without the exercise of the discretion of any person or persons, grant to each Eligible Director who is elected to serve a term as a director at such meeting and to each Eligible Director who is serving as a director for a term that continues after such meeting, an option to acquire 5,000 shares of Stock at an exercise price determined in accordance with Article VI and subject to adjustment under Article IX; provided, that the Board of Directors may, in its discretion by majority vote, increase or decrease the number of shares subject to the aforementioned option. If an Eligible Director is elected or appointed to serve a term as a director on a date other than the date of the Company's Annual Meeting and has not otherwise received an option to acquire shares of Stock for such year, the Company will, without cost to the grantee and without the exercise of the discretion of any person or persons, on the date of such election or appointment, grant to such Eligible Director an option to acquire 5,000 shares of Stock at an exercise price determined in accordance with Article VI and subject to adjustment under Article IX; provided, that the Board of Directors may, in its discretion by majority vote, increase or decrease the number of shares subject to such option.

        Furthermore, the Board of Directors of the Company may, from time to time, deem it appropriate and may provide certain Eligible Directors with additional options to acquire Stock at an exercise price determined in accordance with Article VI and subject to adjustment under Article IX.

        Section 5.3    Transferability.    Each option granted under the Plan by its terms shall not be transferable by the grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

        Section 5.4    Vesting and Term of Option.    Options become exercisable on the first anniversary date after the date upon which the options were granted. When an option becomes exercisable, the shares may be purchased at any time, or from time to time, in whole or in part, until the option term expires; provided, however, that any option granted pursuant to the Plan shall become exercisable in full upon the death of the grantee, the failure of such grantee to stand for re-election or be re-elected, or the retirement of such grantee after serving at least 60 consecutive months on the Board of Directors. Unless terminated earlier in accordance with the terms of the Plan, each option shall terminate upon the expiration of ten years after such option was granted.

        Section 5.5    Change of Control.    In the case of any merger, exchange of shares, consolidation or combination of the Company (other than a transaction in which the holders of Stock immediately prior to the consummation thereof own 50% or more of the voting securities eligible to vote for the election of directors of the surviving entity immediately after the consummation of such transaction) all options theretofore granted and not fully exercisable shall become exercisable on the date that is 30 days prior to the record or effective date of such merger, exchange of shares, consolidation or combination.

        If a tender offer or exchange offer for the Stock (other than such an offer by the Company) is commenced or if the Company shall set a record date to approve an agreement providing for a sale or other disposition of all or substantially all of the assets of the Company, all options theretofore granted and not fully exercisable shall become exercisable in full upon the commencement of such tender offer or 30 days prior to such record date and shall remain so exercisable for a period of 60 days following such date after which they shall revert to being exercisable in accordance with their terms.

        If any tender offer, exchange offer, or sale or other disposition of all or substantially all of the assets of the Company results in any grantee ceasing to be a director of the Company, then all options theretofore granted and not fully exercisable shall automatically become exercisable in full upon the termination of such person as a director.

        Section 5.6    Manner of Exercise.    Options may be exercised only by written notice to the Company, which notice must specify the date the stock option is to be exercised (such date must be on or after the date of the notice) and the number of shares of Stock covered by the exercise, accompanied by payment of the full option price of the shares covered by the options being exercised and payment of all amounts, if any, that the Company is required to collect and remit to the Internal Revenue Service or any other taxing authority as a result of such exercise. Such payment shall be made in one or a combination of the following alternative forms:

            (i)  cash (including check, bank draft or money order);

           (ii)  certificates, duly endorsed or accompanied by appropriate transfer instruments, representing shares of Stock previously acquired and standing in the name of the grantee, with an aggregate fair market value on the date of exercise that is equal to or less than the option price of the shares covered by the options being exercised hereunder; or

          (iii)  by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the total option price in cash.

        If the grantee desires that the shares of Stock be registered in his or her name and that of another as joint tenants with rights of survivorship, he or she should so state in the notice. In no case may fewer than 100 of such shares be purchased at any one time, except to purchase a residue of fewer than 100 shares. An option may not be exercised for a fractional share.

        Section 5.7    Termination of Directorship.    All rights of a grantee in an option, to the extent that such rights have not been exercised, shall lapse and be forfeited one year after the termination of his or her services as a director of the Company or, if earlier, on the original expiration date of the option. In the case of retirement, whether by reason of disability or age, such grantee's option may be exercised within the period set forth in the preceding sentence by such grantee or his or her legal representative. In the case of death, such grantee's option may be exercised within the period set forth in the preceding sentence by the personal representative of the grantee's estate or by the person or persons to whom the option is transferred pursuant to the grantee's will or in accordance with the laws of descent and distribution.

ARTICLE VI. OPTION PRICE

        The option price per share for the shares covered by each option shall be the fair market value (as determined in Article VII) of one share of Stock as of the date of grant of the option; provided, that the Board of Directors may, in its discretion by majority vote, set the option price per share for the shares covered by each option in excess of the fair market value of one share of Stock as of the date of grant of the option.

ARTICLE VII. VALUATION OF STOCK

        For all valuation purposes under the Plan, the fair market value of a share of Stock shall be the last reported sale price as of the close of trading activity on the day for which such fair market value is to be determined, as reported on the Nasdaq National Market system, or any similar system then in use, or the principal securities exchange on which the Stock is listed on such date. If there is no trade on such day, then the last trade price on the next preceding day for which there does exist such a trade shall be determinative of fair market value.

ARTICLE VIII. NO RIGHT TO CONTINUE AS A DIRECTOR

        Neither the Plan nor the granting of a Director Stock Award or an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time or at any particular rate of compensation.

ARTICLE IX. ADJUSTMENT TO STOCK

        In the event any change is made to the Stock subject to the Plan or subject to any outstanding option granted under the Plan (whether by reason of merger, exchange of shares, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to the number of shares and option price per share of Stock subject to outstanding options. The grant of Stock or options under the Plan shall not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE X. EFFECTIVE DATE

        The Plan originally became effective on June 10, 1997, the date of the first Annual Meeting after the adoption of the Plan by the Board of Directors of the Company (the "Effective Date").

ARTICLE XI. AMENDMENT OF THE PLAN

        The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided that no such amendment shall adversely affect a grantee's rights under any Director Stock Award previously issued or option previously granted without the grantee's consent.

ARTICLE XII. USE OF PROCEEDS

        The cash proceeds received by the Company from the issuance of shares pursuant to options under the Plan shall be used for general corporate purposes.

ARTICLE XIII. COMPLIANCE WITH APPLICABLE LAWS

        All transactions pursuant to terms of the Plan, including, without limitation, grants of Stock and grants and vesting of options, shall only be effective at such time as counsel to the Company shall have determined that such transaction will not violate federal or state securities or other laws or regulations.

ARTICLE XIV. GOVERNING LAW

        The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Texas and construed accordingly.

ARTICLE XV. SUCCESSORS

        The Plan shall be binding upon the successors and assigns of the Company.

AMENDMENT NO. 1

TO

STEWART & STEVENSON SERVICES, INC.

AMENDED AND RESTATED
1996 DIRECTOR STOCK PLAN
(the "Plan")

        WHEREAS, Stewart & Stevenson Services, Inc., a Texas corporation (the "Company"), previously established the incentive compensation plan known as the "Stewart & Stevenson Services, Inc. 1996 Director Stock Plan" on August 27, 1996 (the "Original Plan"), which Original Plan was approved by the shareholders of the Company;

        WHEREAS, the Company filed a registration statement on Form S-8 with the Securities and Exchange Commission on October 31, 1996 to register 150,000 shares of common stock, without par value, of the Company (the "Stock"), to be issued pursuant to stock awards and option grants made under the Original Plan;

        WHEREAS, on April 8, 2002, the Company amended and restated the Original Plan (the "Plan") to, among other things, dedicate an additional 350,000 shares for issuance pursuant to stock awards and option grants made under the Plan, which amendment and restatement was approved by the shareholders of the Company;

        WHEREAS, the Company has determined that the Plan should be amended to increase the number of shares of Stock available for issuance hereunder from the current 500,000 shares by 300,000, such that the maximum aggregate number of shares of Stock dedicated for issuance under the Plan should be limited to 800,000 shares of Stock;

        WHEREAS, the Company has determined that no option issued under the Plan should be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted option, unless such repricing, replacement or regrant is approved by the shareholders of the Company;

        NOW, THEREFORE, effective as of July 9, 2004, the Plan is hereby amended as follows:

  1)
  Article III of the Plan is amended to read in its entirety as follows:

ARTICLE III. STOCK SUBJECT TO THE PLAN

        The total number of the Company's authorized but unissued shares of common stock, without par value, ("Stock") with respect to which Director Stock Awards and options may be granted shall not exceed 800,000 shares. The class and aggregate number of shares of Stock which may be subject to Director Stock Awards and options granted under the Plan shall be subject to adjustment in accordance with Article IX. In connection with the issuance of shares of Stock under the Plan, the Company may utilize treasury shares or authorized but unissued shares. If any Director Stock Award or option under the Plan shall expire or terminate for any reason without having been exercised in full or if any Director Stock Award or option shall be forfeited, the shares subject to the unexercised or forfeited portion of such award or option shall again be available for purposes of the Plan.

  2)
  Article XI of the Plan is amended to read in its entirety as follows:

ARTICLE XI. AMENDMENT OF THE PLAN

        The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided that no such amendment shall adversely affect a grantee's rights under any Director Stock Award previously issued or option previously granted without the grantee's consent. In addition, without the prior approval of the Company's shareholders, any option previously granted under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted option, except as provided in Article IX.

  3)
  Article X of the Plan is amended to read in its entirety as follows:

ARTICLE X. EFFECTIVE DATE

        The Plan originally became effective on June 10, 1997, the date of the first Annual Meeting after the adoption of the Plan by the Board of Directors of the Company (the "Effective Date"). No Option shall be granted pursuant to the Plan after July 8, 2014.

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